Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-258046 on Form S-1 of our report dated May 13, 2021 relating to the financial statements of IsoPlexis Corporation. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

September 23, 2021